UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): August 28, 2026

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NORWOOD FINANCIAL CORP

(Exact Name of Registrant as Specified in its Charter)

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Pennsylvania	0-28364	23-2828306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.10 per share	NWFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

On August 28, 2026, Norwood Financial Corp (the “Company”) announced that it had authorized a stock repurchase program for up to 550,000 shares of the Company’s outstanding shares of common stock. This amount represents approximately 5.0% of the Company’s outstanding shares of common stock.

A copy of the press release announcing the stock repurchase program is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	Press Release, dated August 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORWOOD FINANCIAL CORP

NORWOOD FINANCIAL CORP

DATE: August 28, 2026	By:	/s/ John M. McCaffery
John M. McCaffery
Executive Vice President and Chief Executive Officer